Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 27, 2016, with respect to the  financial statements and supplemental schedules, included in the Annual Report of TopBuild Corp. 401(K) Plan on Form 11‑K for the period July 1, 2015 through December 31, 2015.  We hereby consent to the incorporation by reference of said report in the Registration Statement of TopBuild Corp. on Form S-8 (File No. 333‑205396).

/s/ Grant Thornton LLP

Southfield, Michigan

June 27, 2017